Exhibit 4.14

RELEASE, dated as of August 20, 2009 (this “Release”), among MGP Ingredients, Inc., a Kansas corporation (the “Borrower”), GE Government Finance, Inc., formerly known as GE Capital Public Finance, Inc. (“GEGF”), and General Electric Capital Corporation (“GECC” and together with GEGF, the “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to (i) that certain Promissory Note and related Master Security Agreement dated September 24, 2004 (as amended, the “2004 Loan”) among the Borrower and GEGF, and (ii) that certain Promissory Note and related Master Security Agreement dated September 29, 2005 (as amended, the “2005 Loan”) among the Borrower and GECC, the Lender extended credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to that certain Asset Purchase Agreement dated on or about August 19, 2009 (the “Purchase Agreement”) by and among Sergeant’s Pet Care, Inc. (the “Buyer”) and the Borrower, the Borrower will sell and the Buyer will purchase certain assets (the “Assets”) of the Borrower primarily used in the Borrower’s pet treat business, upon the terms and conditions of, and as further described in, the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, it is hereby agreed as follows:

1.             Payoff.  On August 21, 2009 (the “Closing Date”), the Borrower shall wire transfer $2,488,641.08 (the “Payoff Amount”) to the Lender in accordance with wire transfer instructions provided by the Lender to the Borrower prior to the Closing Date.  The Lender agrees to apply $1,838,641.08 of the Payoff Amount in full payoff of the 2005 Loan and $650,000 of the Payoff Amount in partial payoff of the 2004 Loan, to be applied in such order as set forth in the 2004 Loan documents or otherwise as mutually acceptable to GEGF and the Borrower.

2.             Release of Liens.  Effective upon the Closing Date and provided that Lender has received the Payoff Amount, each Lender hereby releases and terminates any and all security interests and liens held by or for the benefit of such Lender in the assets described in Exhibit B hereto; but excluding any assets or property described in Exhibit C hereto.  To further evidence the release of such security interests and liens, each Lender further agrees to execute and deliver to the Borrower, and hereby authorizes the Borrower to file or record or cause to be filed and recorded, each of the release documents attached hereto as Exhibit A.

3.             Status of Loan Documents.  The Borrower and GEGF hereby agree that, except as contemplated by this Release, each of the loan documents related to the 2004 Loan currently in effect between the Borrower and the Lender shall remain in full force and effect.  Each of the loan documents related to the 2005 Loan shall terminate and be of no further force or effect, except for any provisions of such loan documents that by their terms survive the termination thereof or the payoff of the indebtedness thereunder.

4.             Further Assurances.  From time to time after the date of this Release, upon the reasonable request of any party hereto and at the expense of the Borrower, the other party or parties hereto shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonably be requested by any party hereto in order to fully effectuate the purposes, terms and conditions of this Release and the other agreements specified in this Release, as applicable.

5.             Governing Law, Etc.  This Release shall be governed by, and construed in accordance with, the law of the State of Kansas.  This Release may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Release by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6.             Third Party Beneficiaries.  This Release is not intended to confer any legal or equitable rights or remedies upon any party other than the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first written above.

MGP INGREDIENTS, INC.

By:	/s/ Timothy W. Newkirk

Timothy W. Newkirk
President

GE GOVERNMENT FINANCE, INC., formerly known as GE Capital Public Finance, Inc.

By:	/s/ Bruce Gruys
Name:	Bruce Gruys
Title:	Sr. Rick Analyst

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Steve Coloy
Name:	Steve Coloy
Title:	VP

Exhibit A

Release Documents

FULL SATISFACTION OF MORTGAGE

(Corporate)

STATE OF Minnesota	)
) ss.
COUNTY OF Hennepin	)

KNOW ALL PERSONS BY THESE PRESENTS,

That, I, Bruce Gruys, the Sr. Risk Analyst for General Electric Capital Corporation,* a Delaware corporation of the County and State aforesaid, do hereby certify that the Mortgage, Assignment of Rents, Assignment of Mortgage, and First Amendment, as described below, were recorded in the office of the Register of Deeds of Wyandotte County, in the State of Kansas, affecting the property described on Exhibit “A”** (attached hereto) and incorporated herein by this reference, are FULLY PAID, and are hereby SATISFIED, RELEASED AND DISCHARGED:

*Grantor         **on pages 4 and 5

•                  Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated August 1, 2001, made and executed by Midwest Grain Products, Inc.,*** Mortgagor, to GE Capital Public Finance, Inc., Mortgagee, recorded as Document No. 2001R-18261, in Book 4320, Page 850, on the 22nd day of August, 2001 (“Mortgage”);

•                  Assignment of Rents and Leases dated August 1, 2001, made and executed by Midwest Grain Products, Inc. to GE Capital Public Finance, Inc., recorded as Document No. 2001R-18262, in Book 4320, page 874, on the 22nd day of August, 2001 (“Assignment of Rents”);

•                  Assignment of Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing and of Assignment of Rents and Leases dated July 1, 2003, by GE Capital Public Finance, Inc., as assignor, and General Electric Capital Corporation, as assignee, recorded as Document No. 2003R-20211, in Book 4632, page 598, on the 17th day of July 2003 (“Assignment of Mortgage”); and

First Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing and to Assignment of Rents and Leases dated July 1, 2003, made and executed by MGP Ingredients, Inc., a Kansas corporation, f/k/a Midwest Grain Products, Inc., General Electric Capital Corporation, and The Unified Government of Wyandotte County/Kansas City, Kansas, recorded as Document No. 2003R-20212, in Book 4632, page 602, on the 17th day of July 2003 (“First Amendment”).

WITNESS my hand this 23rd day of September, 2009.

General Electric Capital Corporation, a Delaware corporation

By: GE Government Finance, Inc., formerly known as, GE Capital Public Finance, Inc., as subservicer for and on behalf of General Electric Capital Corporation

By:	/s/ Bruce Gruys
Print Name: Bruce Gruys
Title:Sr. Risk Analyst

STATE OF Minnesota	)
) ss.
COUNTY OF Hennepin	)

BE IT REMEMBERED, that on this 23rd day of September, 2009, before me the undersigned, a Notary Public in and for said County and State aforesaid, came Bruce Gruys, Sr. Risk Analyst of GE Government Finance, Inc., formerly known as, GE Capital Public Finance, Inc., a Delaware corporation, as subservicer for and on behalf of General Electric Capital Corporation, a Delaware corporation, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument on behalf of said corporation, and such person duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

/s/ Susan J. Vedeen
Notary Public in and for Said County and State

Susan J. Vedeen
(Type, print or stamp the Notary’s name below his or her signature.)
My Commission Expires:

1-31-2010

Exhibit “A”

Legal Description
(KW88631A)

TRACT I:

A tract of land in the Southeast Quarter of Section 15, Township 11 South, Range 25 East of the Sixth Principal Meridian in Kansas City, Wyandotte County, Kansas being more particularly described as follows:

Beginning at a point on the North right-of-way line of Berger Avenue, as now established, said point being 343.29 feet East of the East right-of-way line of vacated 1st Street, as now established, said point also being 906.0 feet North and 1460.79 feet East of the Southwest corner of the Southeast Quarter of said Section 15;

Thence Northwesterly 124.81 feet, along a curve concave to the Northeast, having a radius of 1208.11 feet through a central angle of 5 degrees 55 minutes 16 seconds and to which the center of the circle of said curve bears North 52 degrees 15 minutes 04 seconds East;

Thence North 29 degrees 36 minutes 07 seconds West 139.08 feet, along a line which makes a right deflection angle of 2 degrees 13 minutes 34 seconds with the tangent of the curve last described;

Thence North 28 degrees 33 minutes 48 seconds West 57.55 feet to a point on the center line of vacated Bayard Avenue (also known as Delaware Avenue), said point being 177.49 feet East of the East right-of-way line of vacated 1st Street;

Thence North 9 degrees 11 minutes 48 seconds East 278.87 feet to a point on the South right-of-way line of vacated Carr Avenue, as now established, said point being 223.68 feet East of the East right-of-way line of vacated 1st Street; Thence North 0 degrees 20 minutes 15 seconds West 30.0 feet to a point on the center line of vacated Carr Avenue;

Thence North 89 degrees 38 seconds 27 minutes East 123.82 feet, along the center line of vacated Carr Avenue, to a point 347.5 feet East of the East right-of-way line of vacated 1st Street;

Thence North 0 degrees 20 minutes 15 seconds West 27.22 feet, along a line parallel with and 347.5 feet East of the East right-of-way line of vacated 1st Street;

Thence South 84 degrees 28 minutes 27 seconds East 904.85 feet to a one-half inch reinforcing bar found with LS-533 survey cap;

Thence South 05 degrees 31 minutes 33 seconds West 261.82 feet to the beginning of a non-tangent curve concave to the Northwest having a radius of 431.80 feet and a one-half inch reinforcing bar found with LS-533 survey cap;

Thence Southwesterly 129.60 feet, along said non-tangent curve, through a central angle of 17 degrees 11 minutes 49 seconds having a chord bearing of South 30 degrees 09 minutes 18 seconds West and a chord distance of 129.12 feet, said curve being parallel with and 46.5 feet Northwesterly of the center line of the Kansas City Belt Railway connection to Badger Lumber Yard, as recorded in Book 82 at Page 420, to a one-half inch reinforcing bar found with LS-533 survey cap. Thence South 37 degrees 10 minutes 40 seconds West 12.06 feet, parallel with and 46.5 feet Northwesterly of the center line of said railway connection, to a one-half inch reinforcing bar found with LS-533 survey cap;

Thence South 58 degrees 47 minutes 33 seconds West 273.49 feet to a point on the North right-of-way line of Berger Avenue, as now established, and a one-half inch reinforcing bar found with LS-533 survey cap;

Thence South 89 degrees 38 minutes 27 seconds West 501.80 feet, along said North right-of-way line, to the point of beginning, containing 497,928 square feet or 11.4309 acres, more or less.

Subject to all easements and restrictions of record.

TRACT II:

Lots 1, 10, 11, 12 and 13, Block 1 and Lots 1, 2, 3, 4, 5, 6 and 7, Block 2, THE JUNCTION, a subdivision of land in Kansas City, Wyandotte County, Kansas.

Exhibit B

Released Assets – Pet Treat Equipment

[18 pages of released assets omitted]

Exhibit C

GEGF Collateral – Wheatex Assets

See attached

WHEATEX ASSET LIST

EXCLUDED ASSETS

WHEATEX ASSETS

Wenger Model TX 144A Extrusion Line

Flotronics Stainless Steel Feed Hopper (1997); with (4) AccuRate Measurement Feeders, Estimated 200 Cubic Feet

Wenger Estimated 40” x 60” Stainless Steel Mixer (1997); Skid Mounted; with MAC Stainless Steel Hopper

Wenger Model TX144 Extruder S/N 10205; Asset #A (1997); 300 hp; (4) Zones, Twin Screw, 19.5:1 L/D Ratio, 3.107:1 Gear Ratio; 144mm Diameter of Screw; with Water Cooling System; 800-LB Capacity Feed Hopper; and Wenger Model APM Control.

(3) Wenger Liquid Blending Stainless Steel Tanks (1997); Estimated 150 Gallons; Each with Agitator

T & C Machine Products 200-Gallon Liquid Blending Stainless Steel Tanks S/N TDFP990123 (1997); with Agitator

Wenger 2-Pass Stainless Steel Dryer/Cooler (1997); 132”W with Overhead Blowers

Stainless Steel Hopper (1997) Estimated 200Cubic Feet

14-Head Checkweigher (1997) Stainless Steel

Bemis Packaging Machinery Model 7115XC Packaging Machine S/N 7115XC28-F (1997); with 36”W x 12’L Bag Magazine Belt Type Conveyor; Vacuum Bag Lift Attachment; Bemis Packaging Machinery Co., Model 3313887 Bag Sealer; Marsh Inkjet Printer Safeline Metal Detection System; Belt Conveyor; Mettler Toledo Model Panther Plus 60-LB Bag Weigher, 48” x 5’ Bemis Packaging Machinery Co. Model 3033A46 Belt-Type Transfer Conveyor; Bemis Packaging Machinery Co. Model 3028 Bag Flattener S/N 3028A104; and Power Belt Type Outfeed Conveyor

Variable frequency drive (non-functional) Allen Bradley

(2) Extruder Shafts for 144—size 25.5

(2) Extruder Shafts for 144—size 19.5

Gearbox Main Drive for 144 #53505

Wenger Model TX 144C Extrusion Line

MAC Stainless Steel Hopper (2004); Estimated 200 Cubic Feet Capacity; with AccuRate Measurement Feeders

Wenger Stainless Steel Mixer (2004); 40” x 60” Skid Mounted

(2) Wenger 200-Gallon Liquid Blending Stainless Steel Tanks (2004); with Lightin’ Agitator

(2) Wenger 100-Gallon Liquid Blending Stainless Steel Tanks (2004); with Lightin’ Agitator

Wenger Model TX144 Extruder S/N 12360-3; Asset #C (2004); 400 hp; (5) Zones; Twin Screw; 25:1 L/D Ratio 3.107:1 Gear Ratio’ 144mm Diameter of Screw; with Wenger 800-Lb. Capacity Feed Hopper; Vented Barrel; water Cooling System; 24”W x Estimated 25’ L Plastic belt Type Conveyor, Portable; and Wenger Model APM Control

Wenger 4-Pass Stainless Steel Dryer/Cooler (2004); 15’ x 30’, Skid Mounted; with 24”W x 15’ Vibratory Tray, with Swing Arm Distribution; and MAC 200 cubic Foot Feed Hopper

Meyer Model PA462-18S Bucket Elevator, S/N 5161 (2004)

Horizon Stainless Steel Feed Hopper (2004); 500 Cubic Feet Capacity; with Fitz Mill Model FAS020 Hammer Mill S/N 4363

Great Western Manufacturing Model Tru-Balance 611 Sifter (2004); 100 Gallon Capacity, Skid Mounted

24” x estimated 15’L Plastic Inclined Power Belt Conveyor (2004)

(2) Barry Wehmiller Model Sealer 1,000-Lb. Maximum Packaging Machines S/N 4600R1211 and S/N 4600R1212 (2004); with Tech Pak Model Series 54 Chiller/Dispenser’ Safeline Metal Detection System 12”W x 12’L Power Belt Type Conveyor; and Hardy Instruments Push-Button Control

Tech Pak 24” x 12’L Power Belt Conveyor (2004)

Tech Pak 12”W x 10’L Bag Flattener (2004)

Safeline 24”W Metal Detector (2004); with 24”W Power Belt Conveyor; Miscellaneous Power Belt Outfeed Conveyors; and Manual Roller Outfeed Conveyor

Tech Pak Model Series 40APD Packaging System

Tech Pak Model Pakrat 4400P Tote Packaging System (2004); with Safeline Metal Detection System; 42” x 20’L Power Roller Outfeed Conveyor; Allen-Bradley Model Panel View 1000 Push-Button Control; and Cubic Foot Stainless Steel Feed Hopper

Variable Frequency Drive—Allen Bradley

Bucket Elevator Packaging Line 4

Lantech Wrapper Q Service—3 Section (Wheatex Bags)

Lantech Wrapper Q Service—4 Section (Wheatex Boxes)

(2) Extruder Screws & Shear Locks on carts

Extruder dies on carts

TX 144 cabinet containing extruder screws and locks

Gravity Roller Conveyor

Packaging Line 7

3 Hardy Instrument Scales Mounted on Carts (Shreds)

Hytrol Conveyor Serial #463299 (Shreds)

144 Head Section

Pallet of Misc. Parts, Screens, and Hose Connections

Horizon Bag Dump

Horizon Tote Dump

Great Western Mfg Sifter

Type-TB

Model/Size—611/3

Shop # - 4568

Date Mfg. 3/2004

Elevating Conveyor — 10’ High, 144A Discharge

Grinding Area

Fitz Mill — Model #FAS020, Serial #4363

Fitz Mill — Model #FAS020, Serial #4366

Layering Conveyor -7’ long

Meyer Machine Company Vibratory Hopper